Exhibit 10.13

                      eSIGNAL MARKETING ALLIANCE AGREEMENT
                              (EQUITIES & FUTURES)

       This Marketing Alliance Agreement ("Agreement") is dated as of March 19, 2004 (the "Effective Date") between eSignal, a division of Interactive Data Corporation, having an address at 3955 Point Eden Way, Hayward, CA 94545 ("eSignal"), and RushTrade Securities, Inc. having an address at One Galleria Tower Suite 300, 13355 Noel Road. Dallas TX 75240 ("Company").

       WHEREAS, Company is:

       [X] a broker-dealer registered under the Securities Exchange Act of 1934, as amended, and is a member of, inter alia, the National Association of Securities Dealers, Inc., and the Security Investors Protection Corporation, and/or

       [X] a futures commission merchant registered with the National Futures Association under the Commodity Exchange Act, as amended;

       WHEREAS, Company offers an Internet-based direct access trading platform (the "Company System") that provides its customers ("Company Customers") the ability to enter securities orders, to verify and determine the status of open orders, to cancel and modify open orders, and to request basic securities account information;

       WHEREAS, eSignal offers investors and traders (i) an advanced charting software application (which includes a proprietary platform known as "Open Broker Connectivity," also sometimes referred to herein as "OBC Technology") (the "eSignal Application") that interfaces with third party trading platforms ("Third Party Platforms") as a means of providing users of the eSignal System (as defined below) ("eSignal End Users") with access to, among other things, the trading and related functionality of such Third Party Platforms, and (ii) a market data feed comprised of real-time and delayed stock and/or futures and commodities quotes for major markets and feeds from major news organizations (the "eSignal Market Data Feed" and, collectively with eSignal Application, the "eSignal System"); and

       WHEREAS, Company and eSignal desire to set forth herein their agreement regarding the development and distribution of an interface between their respective systems (a/k/a the Integrated Functionality, as defined in Section 1(a) below);

       NOW THEREFORE, in consideration of the foregoing recitals, the mutual promises, agreements and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

   1)  INTEGRATED FUNCTIONALITY DEVELOPMENT & CONFIGURATION.
       ----------------------------------------------------

       a) Company and eSignal will work with each other in good faith to configure (i) the Company System's trading and account management functionality, and (ii) the eSignal System's active quote and analytics functionality, to operate in conjunction with each other to enable Subscribers (as defined below) to (A) transmit a set of order data (the "Order Data") from the eSignal System, in a Company pre-defined format, to populate the Company pre-defined electronic point of reception, and (B) receive from the Company System additional order related information to populate their eSignal accounts. The Order Data shall include the following Order Data, and such other Order Data as the parties may agree from time to time in writing: action (buy or sell); symbol; price; quantity, order-type; stop price (if applicable); time in force; whether the order is "all or none"; and whether to cancel pending (unfilled) orders. Subscribers may be required to enter additional information in the Company System in order to utilize the order entry functionality of the Company System. For convenience of reference, the cooperative operation of the eSignal System and the Company System is referred to herein as the "Integrated Functionality." "Subscribers" are eSignal End Users that are also Company Customers, and vice versa.

       b) Following completion of the Integrated Functionality, eSignal shall subject the Integrated Functionality to such operational and other tests (collectively, "Acceptance Tests") as eSignal may deem reasonably necessary to determine whether the Integrated Functionality meets eSignal's operational criteria. The Integrated Functionality shall not be put into commercial use until it has passed all Acceptance Tests. For purposes hereof, "Acceptance" shall mean eSignal's notification to Company that the Integrated Functionality has passed all Acceptance Tests.

       c) eSignal and Company retain the right at all times to make any changes in their respective systems that they may deem necessary or desirable; provided, however, neither party shall implement, without the other party's prior written consent, any change to the first party's system that will either materially impact the functionality of the Integrated Functionality or require modification of the other party's system to avoid interruption in the Integrated Functionality.

       d) In the event a change to either the eSignal System or the Company System, or both, results in required modifications to the other party's system to avoid interruption in the Integrated Functionality, the parties agree to work in good faith, each at its own expense, to modify their respective systems in order to avoid or minimize any such interruption; provided, however, that neither party shall be obligated to make any material capital expenditure in order to modify or upgrade its system to be compatible with modifications to the other party's system and, in lieu of making any such capital expenditure, may elect to terminate this Agreement pursuant to Section 9(b)(i), subject to the wind down provisions of Section 10(f).

       e) The Integrated Functionality will not be co-branded and the underlying technology of the eSignal System and the Company System are, and shall remain, independent of each other.

       f) The parties will clearly indicate, in appropriate places within their respective systems, that all securities transactions will be processed by Company. For example, `All brokerage services performed by XYZ Securities, Inc." or "All futures services performed by ABC Futures, LLC."

   2)  INTEGRATED FUNCTIONALITY DISTRIBUTION.
       -------------------------------------

       a) Unless and until eSignal and Company shall agree otherwise in writing, the Integrated Functionality shall be offered, marketed and advertised only in the United States.

       b) Only Subscribers may utilize the Integrated Functionality. In connection therewith, Company and eSignal will execute their own agreements with Subscribers governing the Integrated Functionality and their respective systems.

       c) Any and all trading and other brokerage activities made available to Subscribers via the Integrated Functionality shall be executed solely by Company.

       d) Company acknowledges that:

          i) it shall be solely responsible for the management and oversight of all orders placed or submitted by Subscribers and the initiation or cancellation. of any such orders, as well as the opening, maintenance, administration and closing of any trading accounts;

          ii) eSignal has no responsibility for managing, monitoring, overseeing and/or initiating or canceling any trade orders, is not a broker-dealer or futures commission merchant, is not taking part in the financial services offered by Company, is not providing any investment advice, is not executing, accepting or directing any trades for or on behalf of any person or entity, is not providing any clearing services, is not providing any trade or order confirmation, is not providing specialized assistance in resolving problems, discrepancies or disputes involving trading accounts or related securities transactions and is not providing any services which require licensing or registration with any regulatory body or exchange; and

          iii) neither the eSignal System nor any other information or data provided through the eSignal System is intended to provide, legal, investment or tax advice.

       e) In executing trade orders on behalf of Company Customers, Company will comply with all applicable U.S. and foreign laws, rules and regulations (collectively, the "Laws and Regulations").

   3)  ADVERTISING.
       -----------

       a) The parties agree to work together to distribute initial communications to eSignal End Users and existing Company Clients regarding the availability of the Integrated Functionality ("Customer Communications"). Customer Communications may include e-mail and direct mail sent via a mutually acceptable third party mailing house facility. For all Customer Communications, Company shall have the right of approval for all statements relating to Company and the Company System, and eSignal shall the right of approval for all statements relating to eSignal and the eSignal System. As of the Effective Date, it is the parties' intent to distribute up to one (1) Customer Communication annually. The first Customer Communication shall be disseminated within thirty (30) days following eSignal's Acceptance of the Integrated Functionality. The allocation of the cost of all Customer Communications shall be as agreed among the parties.

       b) Except as set forth above, neither party shall be obligated to perform any advertising or marketing of the Integrated Functionality, provided that; subject to the right of the other party to review and approve all statements made about such party or its system (including the right to decline inclusion in any advertising), either party may, in its sole discretion, advertise the Integrated Functionality and/or refer its prospects and customers to the Integrated Functionality. Any such advertising may include placing banners and product descriptions on the parties respective web sites or otherwise advertising the Integrated Functionality through commercials, print ads and any other media, including trade shows and private demonstrations.

       c) In addition, all advertising or other promotion of the Integrated Functionality by either party shall include the following disclaimers, as applicable, prominently displayed, in addition to any other disclaimers that maybe required by applicable law, rule or regulation:

          i) "XYZ Securities, Inc. is an independent registered broker-dealer and is not affiliated with eSignal, Interactive Data Corporation or any of its subsidiaries or affiliates "

          ii)  "All brokerage services performed by XYZ Securities."

          iii) "ABC Futures, LLC is an independent registered futures commission merchant and is not affiliated with eSignal, Interactive Data Corporation or any of its subsidiaries or affiliate."

          iv)  "All futures services performed by XYZ Securities."

       d) Each party is responsible for the accuracy of all sales and marketing materials relative to its products and the other party shall have no liability in respect thereof.

       e) Except as required by any applicable law or regulation or the rules of any recognized national stock or other exchange (each a "Governmental Entity"), neither party shall issue or cause any public announcement (a "Press Release") to be made regarding this Agreement without obtaining the prior written consent of the other party and providing the other party with a reasonable opportunity to review and comment upon the Press Release. In the event that a Governmental Entity shall require either party to issue a Press Release as aforesaid, such party shall, to the extent reasonably practicable, provide the other party at least forty eight (48) hours prior written notice and the opportunity to review and make reasonable comments upon the Press Release prior to its release.

   4)  INTELLECTUAL PROPERTY
       ---------------------

       a) eSignal acknowledges and agrees that it acquires no license to the Company System and that Company owns all right, title and interest in and to the Company System and any modifications, alterations, translations or derivative works thereto, including, but not limited to, any code written by Company in connection with the Integrated Functionality (collectively, the "Company Intellectual Property").

       b) Company acknowledges and agrees that it acquires no license to the eSignal System or the OBC Technology and that eSignal owns all right, title and interest in and to the eSignal System and any modifications, alterations, translations or derivative works to the eSignal System, including, but not limited to, any code written by eSignal in connection with the Integrated Functionality (collectively, fine "eSignal Intellectual Property").

   5)  CROSS-TRADEMARK LICENSES.
       ------------------------

       a) Company hereby grants to eSignal a non-exclusive, non-transferable, limited license to use Company's trade names, trademarks, service marks and/or logos set forth on Exhibit A-1 attached hereto ("Company Trademarks") (as the same may be amended from time to time to add or delete marks) during the term of this Agreement (and any renewal terms) for the purpose of promoting the Integrated Functionality. eSignal shall comply with any and all guidelines from time to time provided by Company concerning the use of Company Trademarks and, prior to any use of Company Trademarks, shall submit a sample or proof of such use for approval by Company. Without limiting the foregoing, the Company Trademarks may not be used as part of any co-branded or composite mark that also includes any of the eSignal Trademarks.

       b) eSignal hereby grants to Company non-exclusive, non-transferable, limited license to use eSignal's trade names, trademarks, service marks and/or logos set forth on Exhibit B-2 attached hereto ("eSignal Trademarks") (as the same may be amended from time to time to add or delete marks) during the term of this Agreement (and any renewal terms) for the purpose of promoting the Integrated Functionality. Company shall comply with the requirements eSignal Logo Style Guide attached hereto as Exhibit A-3 and any other guidelines from time to time provided by eSignal concerning the use of the eSignal Trademarks and, before any use of eSignal Trademarks, shall submit a sample or proof of such use for approval by eSignal. Without limiting the foregoing, the eSignal Trademarks may not be used as part of any co-branded or composite mark that also includes any of the Company Trademarks. All uses of the eSignal Trademarks by Company must be accompanied by the text indicating that eSignal(R) is a registered trademark of Interactive Data Corporation.

       c) The trademark licenses granted by each party to the other hereunder shall automatically terminate upon any termination of this Agreement.

       d) All goodwill arising from the use by either party of the other party's trademarks, shall inure solely to the benefit of the trademark owner.

       e) Except as expressly set forth herein, nothing in this Agreement grants to either party any ownership of, or any rights in or to the other party's intellectual property or trademarks.

   6) CUSTOMER SUPPORT. Neither party shall have any specific support obligations relative to the Integrated Functionality, provided, however, the parties shall provide customary and usual support of their respective systems and their other products and services that may be delivered by either in connection with the Integrated Functionality.

   7) FEES AND COSTS. Neither party shall be obligated to pay the other any fees, commissions or royalties whatsoever in connection with this Agreement or the Integrated Functionality and each party shall be responsible for its own costs in performing its obligations hereunder. Without limiting the foregoing, neither of the parties hereto will be entitled to compensation upon any termination or expiration of this Agreement for its efforts in promoting the Integrated Functionality or generating goodwill inuring to the benefit of the other party.

   8)  CONFIDENTIAL INFORMATION.
       ------------------------

       a) For purposes of this Agreement, "Confidential Information" means: (i) any business or technical information of Company or eSignal, including, but not limited to, any information relating to the Company System or Company Intellectual Property, the eSignal System or eSignal Intellectual Property, or Company's or eSignal's other intellectual property or product plans, designs, costs, product prices and names, customer lists, lists of prospects, finances, marketing plants, business opportunities, personnel, research, development or know-how; (ii) the terms of this Agreement; and (iii) all information and data received from or through the disclosing party which is identified as being proprietary to a third party.

       b) Confidential Information does not include information that: (i) is or becomes generally known to the public through no fault of or breach of this Agreement by the receiving party; (ii) is rightfully known by the receiving party at the time of disclosure without an obligation of confidentiality; (iii) is independently developed by the receiving party without use of the disclosing party's Confidential Information; or (iv) the receiving party rightfully obtains from a third party without restriction on use or disclosure. In addition, without limiting the foregoing, information available to both parties regarding Subscribers shall not constitute Confidential Information of either party hereunder, the parties hereby acknowledging that each party will independently receive information regarding Subscribers directly from such Subscribers.
Notwithstanding the foregoing, the parties acknowledge that any use by either party of Subscriber information shall be subject to all applicable laws, rules and regulations.

       c) Each party agrees that it will not use the other party's Confidential Information except as necessary for the performance of this Agreement and will not, without the other party's prior written approval, disclose such Confidential Information to any person or third party except to those of its employees, agents and subcontractors that need to know such Confidential Information for the purpose of performing under this Agreement and who are also bound by the nondisclosure and use restrictions set forth herein. Each party will maintain the confidentiality of all Confidential Information in its possession or control using no less than the efforts that such party ordinarily uses with respect to its own proprietary information of similar nature and importance, but in no event less than a reasonable degree of care. All copies of a party's Confidential Information shall bear any legend as to confidentiality that may appear on the original.

         d) The foregoing obligations will not restrict either party from disclosing Confidential Information of the other party: (i) pursuant to the order or requirement of a court, administrative or regulatory agency, or other governmental body, provided that the party required to make such a disclosure gives reasonable notice to the other party to contest such order or requirement; or (ii) on a confidential basis to its legal or financial advisors. Except with respect to disclosures made pursuant to subsection (i) of this paragraph, each party shall be liable for any breach of the confidentiality obligations set forth herein by any person or entity acting by, through or under such party.

       e) It is understood that no right in or license to the disclosing party's Confidential Information is offered or granted hereby, nor shall any right or license be implied by the disclosure of Confidential Information. IN FURNISHING CONFIDENTIAL INFORMATION HEREUNDER, THE DISCLOSING PARTY MAKES NO WARRANTY, REPRESENTATION OR GUARANTEE WHATSOEVER REGARDING THE COMPLETENESS OR ACCURACY OF SUCH CONFIDENTIAL INFORMATION.

       f) Each party recognizes that the other party would be irreparably harmed by violation of the confidentiality obligations set forth herein and shall be entitled to an injunction or other decree of specific performance with respect to any such violation (without any bond or other security being required), in addition to all other available remedies.

   9)  TERM AND TERMINATION.
       --------------------

       a) The term of this Agreement will commence on the Effective Date, will continue for a period of one (1) year and, unless terminated as provided herein, will automatically renew for successive one (1) year periods.

       b) Either party may terminate this Agreement

          i) at any time, with or without cause, upon not less than one hundred twenty (120) days prior written notice to the other party (said one hundred twenty (120) day period constituting the "Wind Down Period"); or

          ii) immediately upon written notice to the other party, subject to the provisions of Section 9(c) below, in the event:

               (1) the other party materially breaches any provision of this Agreement and fails to cure such breach within thirty (30) days after receipt of notice of such breach;

               (2) the other party ceases to do business as a going concern without an assignment of its rights and obligations to a successor-in-interest; applies for or consents to the appointment of a trustee, receiver or other custodian, or makes an assignment for the benefit of creditors; becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due; or, subject to applicable law, commences or has commenced against it any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceedings and, if such case or proceeding is commenced against it, such case or proceeding is not dismissed within one hundred twenty (120) days thereafter; or

               (3) any substantial part of the other party's property is or becomes subject to any levy, seizure, assignment or sale for or by any creditor or governmental agency without being released or satisfied within ten (10) days thereafter.

       c) In the event of any termination of this Agreement pursuant to the provisions of Section 9(b)(ii), the Wind Down period shall be reduced to forty-five (45) days.

   10) TERMINATION-RELATED OBLIGATIONS.
       -------------------------------

       Upon any termination of this Agreement, the parties will immediately:

       a) reconfigure and/or reprogram their respective systems and products to disable the Integrated Functionality;

       b) cease all advertising and promotion of the Integrated Functionality and, to the extent possible, cancel pending advertising that has not yet been published or otherwise distributed;

       c) cease all use of the other's trade manes, trademarks, service marks and/or logos and discontinue use of all materials which reference the other party, its products or services;

       d) remove all links to the other party's web site(s);

       e) return to the other party or, at the other party's request, destroy, all copies of such party's Confidential Information in its possession or control, and upon written request, an officer or other member of senior management of such party will certify to the other as to the return or destruction of all Confidential Information; and

       f) work in good faith during the applicable Wind Down Period to wind down their relationship in an expeditious and equitable manner, minimizing disruption in services to Subscribers to the extent reasonably practicable.

   11) DISCLAIMER OF WARRANTIES.
       ------------------------

       a) ESIGNAL HEREBY EXPRESSLY DISCLAIMS LIABILITY FOR (1) ANY DELAY OR INACCURACY IN THE EXECUTION OF ANY ORDER MADE THROUGH USE OF THE INTEGRATED FUNCTIONALITY, (II) THE INABILITY TO ENTER, EXECUTE OR CANCEL ALL OR PART OF ANY ORDER MADE THROUGH USE OF THE INTEGRATED FUNCTIONALITY, AND (III) MARKET LOSSES INCURRED BY ANY SUBSCRIBER UTILIZING THE INTEGRATED FUNCTIONALITY.

       b) THE ESIGNAL MARKET DATA FEED IS BELIEVED TO BE RELIABLE, BUT IS PROVIDED "AS IS" AND WITHOUT ANY WARRANTY OF ACCURACY OR COMPLETENESS. ESIGNAL DISCLAIMS ANY LIABILITY FOR INACCURATE OR INCOMPLETE INFORMATION CONVEYED TO ANY SUBSCRIBER VIA THE ESIGNAL MARKET DATA STREAM.

       c) EXCEPT FOR ANY EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT, EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES REGARDING THE COMPANY SYSTEM AND THE COMPANY INTELLECTUAL PROPERTY, THE ESIGNAL SYSTEM AND THE ESIGNAL INTELLECTUAL PROPERTY, THE INTEGRATED FUNCTIONALITY, THEIR RESPECTIVE CONFIDENTIAL INFORMATION AND THEIR RESPECTIVE BUSINESSES, AND ANY THIRD PARTY SOFTWARE OR HARDWARE, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND

FITNESS FOR A PARTICULAR PURPOSE, AS WELL AS ANY WARRANTIES ARISING OUT OF COURSE OF DEALING, USAGE OR TRADE.

   12) LIMITATION OF LIABILITY.
       -----------------------

       EXCEPT FOR (I) CLAIMS SUBJECT TO SECTION 13, OR (II) ANY DAMAGES RESULTING FROM A PARTY'S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BREACH OF CONFIDENTIALITY, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY DIRECT, ACTUAL, INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, OR INCIDENTAL LOSSES OR DAMAGES OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, LOST SAVINGS OR LOSS OF USE OF FACILITIES OR EQUIPMENT, REGARDLESS OF WHETHER ARISING FROM BREACH OF CONTRACT, WARRANTY, TORT, STRICT LIABILITY OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE, OR IF SUCH LOSS OR DAMAGE COULD HAVE BEEN REASONABLY FORESEEN. IF, FOR ANY REASON, WHETHER BY OPERATION OF LAW OR OTHERWISE, ANY OF THE FOREGOING LIMITATIONS OF LIABILITY SHALL BE INEFFECTIVE, THEN, IN SUCH EVENT, EACH PARTY AGREES THAT THE OTHER PARTY'S ENTIRE LIABILITY ARISING OUT OF THIS AGREEMENT, IF ANY, SHALLL NOT EXCEED TWENTY FIVE THOUSAND DOLLARS ($25,000).

   13) INDEMNIFICATION.
       ---------------

       a) Company hereby agrees to defend, indemnify and hold eSignal harmless from and against any and all claims, damages, liabilities, costs, losses and expenses of any kind or nature whatsoever (including any legal or other expenses incurred in connection with investigating any claim, and any amounts paid in settlement or compromise) (collectively, "Losses") to which eSignal may become subject, insofar as such Losses arise out of or are based upon (A) any breach or violation by Company of any applicable Laws and Regulations, (B) improper use of the eSignal Trademarks, (C) trading/market losses of Subscribers utilizing the Integrated Functionality, or (D) any claim that the Company System infringes any patents, copyrights, trade secrets, licenses or other property rights of any third party, provided that: (i) eSignal promptly notifies Company in writing of any such action and gives Company sole authority and all information and assistance (at Company's expense) reasonably requested by Company to defend or settle such claim, (ii) in the case of (D) above, such claim does not arise out of any unauthorized use of or modification to the Company System by eSignal, and
(iii) any such costs and expenses (other than judgments or settlements negotiated by Company) were incurred by eSignal with Company's written authorization.

       b) eSignal hereby agrees to defend, indemnify and hold Company harmless from and against any and all Losses to which Company may become subject, insofar as such Losses arise out of or axe based upon (A) any improper use of the Broker Trademarks, or (B) any claim that the eSignal System infringes any patents, copyrights, trade secrets, licenses or other property rights of any third party, provided that: (i) Company promptly notifies eSignal in writing of any such action and gives eSignal sole authority and all information and assistance (at eSignal's expense) reasonably requested by eSignal to defend or settle such claim, (ii) in the case of (B) above, such claim does not arise out of any unauthorized use of or modification to the eSignal

System by Company, and (iii) any such costs and expenses (other than judgments or settlements negotiated by eSignal) were incurred by Company with eSignal's written authorization.

   14) SURVIVAL.
       --------

       The  provisions  of Sections  3(d), 4, 5(d), 6, 7, 8, 10, 11, 12, 13, 14,
15, 16, 17, 18,  19, 20, 21, 22, 24, 25 and 26 shall  survive  any  termination, cancellation, or completion of performance of this Agreement and, without limiting the foregoing, all of the provisions of this Agreement (exclusive of Sections 1(a)-(c), 3(a) & (b), 9 and 23) shall survive termination, termination, cancellatin or complemention of performance of this Agreement soley with respect to any ongoing utilization of the Integrated Functionality by Subscribers
following   termination   of  this   Agreement  to  the  extent  the  Integrated
Functionality (or any portion thereof) for any reason remains functional following termination of this Agreement.

   15) NON-EXCLUSIVE RELATIONSHIP.
       --------------------------

       Each party shall be free to market its existing products and to develop and market additional products (in every case, including to Subscribers), and to otherwise conduct its business, whether or not such business is now or in the future directly or indirectly competitive with the other party's business or with the Integrated Functionality. Without limiting the generality of the foregoing, (i) Company acknowledges that eSignal offers integrated functionality (that is substantially the same as the Integrated Functionality hereunder) with other Third Party Platforms, which may be competitors of Company, and (ii) both parties acknowledge and agree that Subscribers are not the exclusive customers of either party hereto, each party having an independent contractual relationship with the Subscribers, and that either party may at any time, both during the term of this Agreement (including renewal terms) and following the termination of this Agreement, market their products to Subscribers and solicit Subscribers for any purpose, subject to applicable law. Neither party will be liable to the other if a Subscriber elects to terminate receipt of/access to, the Integrated Functionality, in order to obtain a service from either of the parties that is competitive with the Integrated Functionality.

   16) NOTICES.
       -------

       All notices permitted or required under this Agreement shall be in writing and shall be considered given: (i) when delivered personally; (ii) five
(5) days after mailing, when sent certified mail, postage prepaid, return receipt requested; (iii) one (1) business day after dispatch, when sent via a nationally recognized commercial overnight carrier, fees prepaid; or (iv) upon delivery when sent by facsimile transmission confirmed by first class mail. All notices will be sent to the parties at the following addresses, or such addresses as the parties may specify from time to time by like notice:

              If to Company:
              --------------

         RushTrade Securities, Inc.
         One Galleria Tower, Suite 300
         13355 Noel Road
         Dallas, Tx 75240



         Attn: Shawn D. McConnell
         Fax: (972) -450-6001

              If to eSignal
              -------------

              eSignal, a division of Interactive Data Corporation
         3955 Point Eden Way
         Hayward, CA 94545
         Attn: A. Stephen Farber, V.P., Finance and Administration Fax:(510) 266-6100

         with a copy to:

              Interactive Data Corporation
         22 Crosby Drive
         Bedford, MA 01730
         Attn: Legal Department
         Fax: (781) 687-8005

   17) FORCE MAJEURE.
       -------------

       Neither party shall be liable for any failure or delay in its performance due to circumstances beyond its control, including, but not limited to, acts of civil or military authority, national emergencies, terrorism, labor difficulties, fire, flood or catastrophe, acts of God, insurrection, war, riots or failure beyond its reasonable control of transportation, power supply, telephone or other communications lines.

   18) WAIVER.
       ------

       The failure by either party to enforce any provision of this Agreement will not constitute a waiver of future enforcement of that or any other provision.

   19) GOVERNING LAW AND JURISDICTION.
       ------------------------------

       This Agreement will be governed by and construed in accordance with the laws of the State of New York without application of the principles of conflicts of law. Any legal action or proceeding arising under this Agreement will be brought exclusively in the Federal or states courts located in the State of New York and the parties hereby consent to the personal jurisdiction and venue therein.

   20) SEVERABILITY.
       ------------

       If for any reason a court of competent jurisdiction finds any provision of this Agreement invalid or unenforceable, that provision will be enforced to the maximum extent permissible and the other provisions of this Agreement will remain in full force and effect.

   21) RELATIONSHIP  OF THE  PARTIES.
       -----------------------------

       The parties to this Agreement are independent contractors and this Agreement will not establish any relationship of partnership, joint venture, employment, franchise, or agency between the parties. Neither party will have the power or authority to bind the other or to incur obligations on the other's behalf without the other party's prior written consent.

   22) ENTIRE  AGREEMENT.
       -----------------

       This Agreement, including any Exhibits hereto, constitutes the complete and exclusive understanding and agreement between the parties regarding its subject matter and supersedes all prior or contemporaneous agreements or understandings, written or oral, relating to its subject matter. Any waiver, modification or amendment of any provision of this Agreement will be effective only if in writing and signed by duly authorized representatives of both parties.

   23) ASSIGNMENT.
       ----------

       Neither party may assign it rights or delegate its duties hereunder without the prior written consent of the other party, such consent not be unreasonably withheld or delayed, except in the event that the proposed assignment is to a competitor of the non-assigning party, in which case the non-assigning party may withhold its consent to assignment in its sole discretion. Notwithstanding the foregoing, either party may assign this Agreement as of right to any of its Affiliates, provided that the non-assigning party is promptly notified of the assignment. Each party acknowledges and agrees that: (i) a transfer by operation of law of a party's interest in this Agreement; and (ii) a Change of Control affecting that party shall constitute a deemed assignment. Subject to the foregoing, this Agreement shall be binding upon the parties hereto and their respective permitted successors and assigns. For purposes hereof (a) "Affiliate" shall mean a legal entity that controls, is controlled by, or is under common control with, another legal entity; and (b) "Change of Control" shall mean with respect to an entity, a transfer (whether in a single transaction or a series of related transactions) of more than fifty percent (50%) of the stock or other equity interests having voting or other rights to direct the management of such entity (including, but not limited to, units, membership interests or other interests evidencing an ownership interest in a limited liability company).

   24) NO RULE OF STRICT CONSTRUCTION.
       ------------------------------

       The parties hereto, by executing below, acknowledge that the provisions and language of this Agreement have been negotiated by the parties and specifically agree that no provision of this Agreement shall be construed against a party by reason of such party having drafted such provision or this Agreement.

   25) COUNTERPARTS.
       ------------

       This Agreement may be signed in one or more counterparts, with the same effect as if the signature on each counterpart were upon the same instrument. A copy or facsimile of a party's signature shall be binding upon the signatory with the same force and effect as an original signature.

   26) HEADINGS.
       --------

       The  headings   appearing  herein  are  inserted  only  as  a  matter  of
convenience and as a reference, and in no way define, limit or describe the scope or intent of the applicable clause or this Agreement.

       IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

eSIGNAL
a division of Interactive Data Corporation      RushTrade Securities, Inc.

By: /s/ A. Stephen Farber                       By: /s/ Bruce Zucker
   -------------------------------                 -----------------------------

Name:                                           Name: Bruce Zucker
     ----------------------------------
     A. Stephen Farber
     V.P., Finance & Administration             Title: President

                                   EXHIBIT A-I


                               COMPANY TRADEMARKS
                               ------------------

                                    RushTrade

                                   EXHIBIT A-2
                                   -----------

                               ESIGNAL TRADEMARKS
                               ------------------



                                   ESIGNAL(R)

                                   EXHIBIT A-3
                                   ------------

[logo omitted]              eSignal Logo Style Guide

This guide has been provided to provide an accurate reference for the use of eSignal logos and to establish standards to ensure consistency and proper representation of our products and services.

The instructions given and the style illustrated may not be varied without prior permission.

It is not possible to cover every application or desired use of our logos - the objective is to provide the guidance and control necessary to achieve a consistent identity throughout our business.

Any  inquiries  regarding  this guide or usage can be  directed  to Dan  Riccio:
driccio@esignal.com,    510.723.3554   or   Julie   Craig    jcraig@esignal.com,
510.723.3519.

 Logos - The following  rules apply to all eSlgnal logos listed below:

o    Any logo use requires prior permission from the Marketing Dept. at eSignal
o    Logos are not to be modified in any way
o    Take care when resizing, ratios of logos are to remain consistent
o    eSignal logos are not to be incorporated into any other logos
o    eSignal logos are not to be used as part of a sentence
o    eSignal logos are not to appear surrounded by a graphical box
o    Reverse logos are available, if needed
o    Use of color is outlined below

eSignal
eSignal logo colors are Blue for the word "Signal" and Sliver for the "e" and the lines
Typeface is Adobe Garamond Bold.

Pantone 286 (BLUE) -- For print: PMS 286 (Spot  Color),
Pantone 877 (SILVER) -- For Print; PMS 877 (Spot Color), or PMS 429C for non-metallic


          Print                     Web                  Print black & white

     [logo omitted]           [logo omitted]                [logo omitted]
eSignal Pro
eSignal Pro logo colors are Blue for the word "Signal" and Silver for the lines, the word "Pro" and the "e"
Typeface is Adobe Garamond Bold for "eSignal" and Verdana Bold Italic for "Pro"

Pantone 286 (BLUE) -- For print; PMS 286 (Spot Color),

Pantone 877 (SILVER) -- For Print: PMS 877 (Spot Color), or PMS 429C for non-metallic


          Print                     Web                  Print black & white

     [logo omitted]           [logo omitted]                [logo omitted]